UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida		34219
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.  Other Events

On January 14, 2016, we filed a Form 8-K to report that we had filed Articles of Amendment with the Secretary of State of Florida decreasing the authorized capital of the Company from One Billion Five Hundred Million (1,500,000,000) Shares to One Million One Hundred Forty-Nine Thousand Nine Hundred (1,149,900) shares (a 1 for 10,000 reverse stock split). The effective date of the reverse split was February 15, 2016.

On July 14, 2016, FINRA announced that the 1 for 10,000 reverse-stock split would take effect at the opening of business on July 15, 2016.  The new symbol is REACD.  The D will be removed in 20 business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

Date: July 18, 2016	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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